Exhibit 10.1

ONCONOVA THERAPEUTICS, INC.

DEALER-MANAGER AGREEMENT

July 7, 2016

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
As Dealer-Manager

Ladies and Gentlemen:

The following (this “Agreement”) will confirm our agreement relating to the proposed rights offering (the “Rights Offering”) to be undertaken by Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to which the Company will distribute to holders of record of its common stock, par value $0.01 per share (the “Common Stock”) and to holders of certain of its outstanding warrants to purchase approximately 96,842 shares of common stock, issued on January 11, 2016 (the “Participating Warrants”), who are entitled to participate in such offering pursuant to the terms of such warrants, subscription rights (the “Rights”) to subscribe for up to an aggregate of 4,256,186 units (the “Units”), each Unit consisting of one share of Common Stock (the “Rights Shares”) and 0.75 of a warrant representing the right to purchase one share of Common Stock at an exercise price of $5.88 per share (the “Rights Warrants”), at a subscription price of $4.90 per Unit in cash (the “Subscription Price”).

For certain investors whose subscriptions may result in the purchaser beneficially owning more than 4.99% of the Company’s Common Stock, such investors may elect to receive in the Rights Offering, in lieu of shares of Common Stock, certain pre-funded warrants (the “Pre-Funded Warrants”) to purchase the same amount of shares of Common Stock at an exercise price of $0.01, and the subscription price per Unit for any such electing investors will be reduced to $4.89 (which equals the Subscription Price for the other Units sold in the Rights Offering, less the $0.01 exercise price for each Pre-Funded Warrant). For the purposes of this Agreement, the term “Rights Shares” shall include any such Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants, as the context may require.

1.                                      The Rights Offering.

(a)                                 The Company proposes to undertake the Rights Offering pursuant to which each holder of Common Stock or a Participating Warrant shall receive 1.5 Rights for each share of Common Stock (or, in the case of the Participating Warrant, each share of Common Stock underlying such Participating Warrant) held of record at the close of business on July 7, 2016 (the “Record Date”). Holders of Rights will be entitled to subscribe for and purchase, at the Subscription Price, one Unit for each Right held (the “Basic Subscription Right”).  The Rights Shares and Rights Warrants comprising the Units will separate at Closing and will be issued as separate securities.  Rights holders will only be entitled to purchase a number of Units representing a whole number of Rights Shares, rounded down to the nearest whole number of Units a holder would otherwise be entitled to purchase.

(b)                                 The Rights will not trade or be listed for quotation on any exchange or service, and shall be non-transferable.

(c)                                  Any holder of Rights who fully exercises all Basic Subscription Rights issued to such holder is entitled to subscribe for Units which were not otherwise subscribed for by others pursuant to their Basic Subscription Rights (the “Over-Subscription Privilege”). The Over-Subscription Privilege shall allow a holder of a Right to subscribe for an additional amount of Units above the amount which such holder was otherwise entitled to subscribe. Units acquired pursuant to the Over-Subscription Privilege are subject to allotment, as more fully discussed in the Prospectus (as defined herein).

(d)                                 The Rights will expire at 5:00 p.m., Eastern time, on July 26, 2016 (the “Expiration Date”). The Company shall have the right to extend the Expiration Date in its sole discretion. Any Rights not exercised on or before the Expiration Date will expire worthless without any payment to the holders of unexercised Rights.

(e)                                  All funds from the exercise of Basic Subscription Rights and Over-Subscription Privileges will be deposited with Wells Fargo Bank, N.A. (“Wells Fargo”), as subscription agent (in this context, the “Subscription Agent”), and held in a segregated account with the Subscription Agent pending a final determination of the number of Units, Rights Shares and Rights Warrants to be issued pursuant to the exercise of Basic Subscription Rights and Over-Subscription Privileges. The Company may conduct a closing of the Rights Offering (a “Closing”) at its sole discretion at any time following the Expiration Date.

2.                                      Appointment as Dealer-Managers; Role of Dealer-Managers.

(a)                                 On the terms and conditions set forth herein, the Company hereby appoints Maxim Group LLC (“Maxim”) as the dealer-manager (the “Dealer-Manager”) for the Rights Offering and authorizes the Dealer-Manager to act as such in connection with the Rights Offering.

(b)                                 The services previously provided by the Dealer-Manager under that certain engagement letter, dated May 6, 2016, between the Company and the Dealer-Manager (as amended, the “Engagement Letter”), or to be provided thereunder or hereunder by the Dealer-Manager through the Closing, consist of the following:

(i)                                     providing market assistance in connection with the conduct of the Rights Offering (which shall include assisting the Company in drafting a presentation that may be used to market the Rights Offering to investors and assistance in the coordination of the Rights Offering together with Wells Fargo);

(ii)                                  providing financial advice to the Company in connection with the Rights Offering (including advice regarding the structure, pricing, timing and other terms and conditions of the Rights Offering);

(iii)                               responding to requests for information and materials in connection with the Rights Offering (the services described in clauses (i), (ii) and (iii) being collectively referred to as the “Advisory Services”); and

(iv)                              in accordance with customary practice, using best efforts to solicit the exercise of the Rights and subscriptions for the Units pursuant to the Offer Documents (the services described in this clause (iv) being referred to as the “Solicitation Services”);

(c)                                  The services of the Dealer-Manager described in clauses (b)(iii) and (iv) above shall commence on the date that the Registration Statement is declared effective by the U.S. Securities and Exchange Commission (the “Commission”). The Company hereby authorizes the Dealer-Manager, or one or more registered broker-dealers chosen exclusively by the Dealer-Manager, to act as the Company’s agent in making the Rights Offering to residents of such states as to which such agent designation may be necessary to comply with applicable law.

(d)                                 The Company hereby acknowledges that Maxim is acting only as a dealer-manager in connection with the Rights Offering. The Dealer-Manager shall not (and shall not be obligated to) underwrite or place any Rights or any Units, Rights Shares or Rights Warrants, and the Company acknowledges and agrees that Maxim’s participation as Dealer-Manager does not ensure or guarantee that the Company will raise any funds through the Rights Offering.

(e)                                  The Company further acknowledges that Maxim is acting as an independent contractor pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that Maxim act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other natural person, partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity or organization (each, a “Person”) in connection with any activity that Maxim may undertake or has undertaken in furtherance of the Rights Offering, either before or after the date hereof. Maxim hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and Maxim agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that, as between the Company and Maxim, any opinions or views expressed by Maxim to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Maxim with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

3.                                      No Liability for Acts of Brokers, Dealers, Banks and Trust Companies. The Dealer-Manager shall not be subject to any liability to the Company (or any of the Company’s Subsidiaries (as defined below) or Affiliates (as defined below)) for any act or omission on the part of any broker or dealer in securities (other than the Dealer-Manager) or any bank or trust company or any other Person, and the Dealer-Manager shall not be liable for their own acts or omissions in performing their obligations as advisors or Dealer-Manager hereunder or otherwise in connection with the Rights Offering or the related transactions, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by the Dealer-Manager through its gross negligence or willful misconduct. In soliciting or obtaining exercises of Rights, the Dealer-Manager shall not be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank or trust company, and no broker, dealer, bank or trust company shall be deemed to be acting as the Dealer-Manager’s agent or as the agent of the Company. As used herein, the term “Subsidiary” means a Subsidiary of the Company as defined in Rule 405 of the rules and regulations of the Commission (the “Rules and Regulations”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the term “Affiliate” means an Affiliate of the Company as defined in Rule 144 under the Rules and Regulations under the Securities Act. Unless the context specifically requires otherwise, the term “Company” as used in this Agreement means the Company and its Subsidiaries collectively on a consolidated basis.

4.                                      The Offer Documents.

(a)                                 There will be used in connection with the Rights Offering certain materials in addition to the Registration Statement, any Preliminary Prospectus or the Prospectus (each as defined herein), including: (i) all exhibits to the Registration Statement which pertain to the conduct of the Rights Offering; and (ii) any soliciting materials relating to the Rights Offering approved by the Company (clauses (i) and (ii), collectively with the Registration Statement, any Preliminary Prospectus and the Prospectus, the “Offer Documents”). The Dealer-Manager shall be given such opportunity to review and comment upon the Offer Documents.

(b)                                 The Company agrees to furnish the Dealer-Manager with as many copies as it may reasonably request of the final forms of the Offer Documents and the Dealer-Manager is authorized to use copies of the Offer Documents in connection with its acting as Dealer-Manager. The Dealer-Manager hereby agrees that it will not disseminate any written material for or in connection with the solicitation of exercises of Rights pursuant to the Rights Offering other than the Offer Documents.

(c)                                  The Company represents and agrees that no solicitation material, other than the Offer Documents (each in the form of which has been approved by the Dealer-Manager), will be used in connection with the Rights Offering by or on behalf of the Company without the prior approval of the Dealer-Manager, which approval will not be unreasonably withheld. In the event that the Company uses or permits the use of any such solicitation material in connection with the Rights Offering, then the Dealer-Manager shall be entitled to withdraw as Dealer-Manager in connection with the Rights Offering and the related transactions without any liability or penalty to the Dealer-Manager or any other Person identified in Section 11 hereof as an “indemnified party,” and such Dealer-Manager shall be entitled to receive the payment of all fees and expenses payable under this Agreement and the Engagement Letter which have accrued to the date of such withdrawal.

5.                                      Representations and Warranties. The Company represents and warrants to the Dealer-Manager that:

(a)                                 The Registration Statement on Form S-1 (Registration No. 333-211769) with respect to the Rights, the Units, the Rights Shares (including, for the avoidance of doubt, any Pre-Funded Warrants and the shares of Common Stock underlying such Pre-Funded Warrants), the Rights Warrants and the shares of Common Stock issuable upon exercise of the Rights Warrants (“Underlying Shares”) has: (i) been prepared by the Company in conformity with, in all material respects, the requirements of the Securities Act and the Rules and Regulations; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such Registration Statement as amended to date have been delivered or made available by the Company to the Dealer-Manager. For purposes of this Agreement, “Effective Time” means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it becomes effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Dealer-Manager pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such Registration Statement, as amended at the Effective Time, including any documents which are incorporated by reference therein or are exhibits thereto; and “Prospectus” means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Additionally, any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act, as of the Effective Time of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be.  The Prospectus delivered to the Dealer-Manager for use in connection with the Rights Offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

(b)                                 The Registration Statement (together with all exhibits filed as part of the Registration Statement) conforms, and any Preliminary Prospectus and the Prospectus and any further amendments or supplements to the Registration Statement conforms or will conform, when they are filed with or become effective by the Commission, as the case may be, in each case, in all material respects, to the requirements of the Securities Act and the Rules and Regulations and collectively do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made by the Company as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer-Manager specifically for inclusion therein, it being acknowledged and agreed that such information provided by or on behalf of the Dealer-Manager consists solely and exclusively of the following disclosure contained in the Prospectus (collectively, the “Dealer-Manager Information”): (i) the name of Maxim acting in its capacity as dealer-manager for the Rights Offering; (ii)  “Summary of the Rights Offering — Distribution Arrangements”; and (iii) “The Rights Offering — Distribution Arrangements.”

(c)                                  Neither: (i) any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Closing and the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, includes or will include as of the Closing any untrue statement of a material fact or omits or will omit as of the Closing to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement, the General Disclosure Package or any Issuer Free Writing Prospectus in conformity with the Dealer-Manager Information.

(d)                                 Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times until the Closing or until any earlier date that the Company notified or notifies the Dealer-Manager as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the then-current Registration Statement or Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the then-current Registration Statement or Prospectus relating to the Rights, Units, Rights Shares and Rights Warrants or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Dealer-Manager so that any use of such Issuer Free Writing Prospectus may cease until it is promptly amended or supplemented by the Company, at its own expense, to eliminate or correct such conflict, untrue statement or omission.

(e)                                  The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Rights or the offering and sale of the Units, Rights Shares and Rights Warrants other than the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company. Unless the Company obtains the prior consent of the Dealer-Manager, the Company has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the Dealer-Manager shall be deemed to have been given in respect of any free writing prospectus referenced on Schedule I attached hereto. The Company has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the Closing, including timely filing with the Commission where required, legending and record keeping. To the extent an electronic road show is used, the Company has satisfied and will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(f)                                   There are no contracts, agreements, plans or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or referred to in, or incorporated by reference into, the exhibit table of the Registration Statement as permitted by the Rules and Regulations.

(g)                                  The Company and each of its Subsidiaries has been organized and is validly existing as a corporation or other business entity under the laws of its respective jurisdiction of organization, to the extent applicable, is in good standing and is qualified to do business in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the absence of such power or authority (either individually and in the aggregate) could not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects (as such prospects are disclosed or described in the Prospectus) of the Company and its Subsidiaries taken as a whole; (ii) the capital stock of the Company; or (iii) the Rights Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect being a “Material Adverse Effect”).

(h)                                 This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Dealer-Manager, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, by general principles of equity, or by public policy.

(i)                                     Each of the Company and its Subsidiaries: (i) is not in violation of its charter or by-laws, (ii) is not in default under or in breach of, and no event has occurred which, with notice or lapse of time or both, would constitute a default or breach under or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (each, a “Lien”) upon any of their property or assets pursuant to, any material contract, agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and (iii) is not in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order, foreign and domestic, to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business, except, in the case of clauses (ii) and (iii) above, any violation, default or failure to possess the same that would not have a Material Adverse Effect.

(j)            Prior to or on the date hereof, the Company and the Subscription Agent have or will have entered into a subscription agency agreement substantially in the form previously provided to the Dealer-Manager for review (the “Subscription Agency Agreement”). When executed by the Company, the Subscription Agency Agreement will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subscription Agent, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, by general principles of equity, or by public policy.

(k)                                 The Rights to be issued and distributed by the Company have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Offer Documents, will be duly and validly issued, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.  No holder of the Rights is or will be subject to personal liability by reason of being such a holder, and the Rights conform to the description thereof contained in the Prospectus.

(l)                                     The Rights Warrants conform to the description thereof in the Registration Statement and in the Prospectus and, when issued and delivered by the Company in accordance with the terms of the Offer Documents, will be duly and validly issued, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. The Underlying Shares issuable upon exercise of the Rights Warrants have been duly authorized and reserved for issuance upon exercise of the Rights Warrants by all necessary corporate action on the part of the Company and, when issued and delivered and paid for upon such exercise in accordance with the terms of the Rights Warrants, will be validly issued, fully paid, nonassessable and free of preemptive rights and will conform to the description thereof in the Prospectus.

(m)                             Except as disclosed in the Prospectus with respect to the Company’s authorized capitalization, the Rights Shares (including, for the avoidance of doubt, any Pre-Funded Warrants and the shares of Common Stock underlying such Pre-Funded Warrants) have been duly and validly authorized and reserved for issuance upon exercise of the Rights and are free of statutory and contractual preemptive rights and are sufficient in number to meet the exercise requirements of the Rights Offering; and Rights Shares, when so issued and delivered against payment therefor in accordance with the terms of the Rights Offering, will be duly and validly issued, fully paid and non-assessable and free of preemptive rights and will conform to the description thereof contained in the Prospectus.

(n)                                 The Common Stock is listed for trading on the NASDAQ Capital Market (“NASDAQ”). Except as disclosed in the Registration Statement or applications, notices and correspondence in the ordinary course, the Company has not received an oral or written notification from NASDAQ or any court or any other federal, state, local or foreign governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (“Governmental Authority”) of any inquiry or investigation or other action that would cause the Common Stock, the Rights Shares or the

Rights Warrants to not be listed for trading on NASDAQ; provided that the Pre-Funded Warrants will not be listed for trading on NASDAQ.

(o)                                 The Company has an authorized capitalization as set forth under the caption “Description of Securities” in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of the Company’s capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Registration Statement. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(p)                                 The Company and its Subsidiaries own or lease all such assets or properties as are necessary to the conduct of its business as presently operated, as described in the Registration Statement and the Prospectus. The Company or its Subsidiaries have good and marketable title in fee simple to all assets or real property and good and marketable title to all personal property owned by them, in each case free and clear of any Lien, except for such (i) Liens as are described in the Registration Statement and the Prospectus, (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties.  Any assets or real property and buildings held under lease or sublease by the Company or any Subsidiary is held under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company or such Subsidiary. Neither the Company nor any Subsidiary has received any notice of any material claim adverse to its ownership of any real or personal property or of any material claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(q)                                 The Company and each of its Subsidiaries have all material consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other Governmental Authorities and all third parties, foreign and domestic (collectively, with the Licensing Requirements described below, the “Consents”), to own, lease and operate their properties and conduct their businesses as presently operated, as disclosed in the Registration Statement and the Prospectus, and, to the Company’s knowledge, each such Consent is valid and in full force and effect. Except as disclosed in the Registration Statement, the Company has not received notice of any investigation or proceedings which results in or, if decided adversely to the Company, would reasonably be expected to result in, the revocation of any Consent or would reasonably be expected to have a Material Adverse

Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

(r)                                    The execution, delivery and performance of this Agreement by the Company, the issuance of the Rights in accordance with the terms of the Offer Documents, the issuance of Units, Rights Shares (including, for the avoidance of doubt, any Pre-Funded Warrants and the shares of Common Stock underlying such Pre-Funded Warrants) and Rights Warrants in accordance with the terms of the Rights Offering, and the consummation by the Company of the transactions contemplated hereby and by the Subscription Agency Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or any of its Affiliates is a party or by which the Company or any of its Subsidiaries or its Affiliates is bound or to which any of the properties or assets of the Company or any of its Subsidiaries or its Affiliates is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any statute or any order, rule or regulation of any Governmental Authority, except where such violation would not reasonably be expected to have a Material Adverse Effect; and except for the registration of the Rights, Rights Shares (including, for the avoidance of doubt, any Pre-Funded Warrants and the shares of Common Stock underlying such Pre-Funded Warrants) and the Rights Warrants under the Securities Act, such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the distribution of the Rights and the offer and sale of the Units, Rights Shares and Rights Warrants by the Company, and the listing of the Rights Shares and Rights Warrants for trading on NASDAQ (provided that the Pre-Funded Warrants will not be listed for trading on NASDAQ), no consent, approval, authorization or order of, or filing or registration with, any such court or Governmental Authority is required for the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby.

(s)                                   Except as otherwise set forth in the Registration Statement, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. No holder of any security of the Company has any rights of rescission of similar rights with respect to such securities held by them.

(t)                                    Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest balance sheet included in the Prospectus or after such date and as disclosed in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date or after such date and as disclosed in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or prospects (as such prospects are disclosed or described in the Prospectus) of the Company and its Subsidiaries (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(u)                                 Ernst & Young LLP (“EY”), whose reports relating to the Company are included in the Registration Statement, are independent public accountants as required by the Securities Act, the Exchange Act, the Rules and Regulations and the rules and regulations promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). EY is duly registered and in good standing with the PCAOB.  Except as disclosed in the Registration Statement, EY has not, during the periods covered by the financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(v)                                 The financial statements, including the notes thereto, and any supporting schedules included in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position as of the dates indicated and the consolidated cash flows and consolidated results of operations for the periods specified of the Company and its Subsidiaries. Except as otherwise stated in the Registration Statement, any Preliminary Prospectus and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles. Any supporting schedules included in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement.

(w)                               There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, any Preliminary Prospectus and the Prospectus in accordance with Regulation S-X under the Securities Act which have not been included as so required. The pro forma and/or as adjusted financial information included in the Registration Statement, any Preliminary Prospectus and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly, in all material respects, in accordance with United States generally accepted accounting principles the pro forma and as adjusted consolidated financial position of the Company and its Subsidiaries at the respective dates indicated and their consolidated cash flows and consolidated results of operations for the respective periods specified. The assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement, any Preliminary Prospectus and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(x)                                 The statistical, industry-related and market-related data included in the Registration Statement, any Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably believes are reliable and accurate, and such data agree with the sources from which they are derived. All required third party consents have been obtained in order for such data to be included in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(y)                                 Except as disclosed in the Registration Statement and the Prospectus, the Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)                                  The Company’s Board of Directors has validly appointed an audit committee and compensation committee whose composition satisfies the requirements of the rules and regulations of the Commission and NASDAQ and the Company, by action of its Board of Directors and/or the appropriate committee, has adopted an audit committee charter and a compensation committee charter, and such charters are in full force and effect as of the date hereof. Neither the Company’s Board of Directors nor the audit committee thereof has been informed, nor is any director of the Company aware, of: (i) except as disclosed in the Registration Statement and the Prospectus, any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(aa)                          The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarb-Ox”) applicable to the Company, and the rules and regulations promulgated thereunder, except for violations which, singly or in the aggregate, are disclosed in the Prospectus or would not have a Material Adverse Effect.

(bb)                          No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of Sarb-Ox, directly or indirectly, including through any Affiliate of the Company (other than as permitted under the Sarb-Ox for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(cc)                            Except as described in the Registration Statement, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or asset of the Company or any of its Subsidiaries is the subject (it being understood that the interactions between the Company and Governmental Authorities relating to the clinical development and product approval process are not proceedings within the meaning of these representations), which, if determined adversely to the Company or any of its Subsidiaries, are reasonably likely to have a Material Adverse Effect; and to the best of the Company’s knowledge, except as disclosed in the Registration Statement, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.

(dd)                          The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except where the failure to make such filings or make such payments, either individually or in the aggregate, could not reasonably be expected to have, a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in its financial statements above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(ee)                            Each of the Company and its Subsidiaries maintains insurance of the types and in the amounts which the Company believes to be reasonable and sufficient for a company of its size operating in the Company’s industry, including, but not limited to: (i) directors’ and officers’ insurance (including insurance covering the Company, its directors and officers for liabilities or losses arising in connection with the Rights Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, the Rules and Regulations and applicable foreign securities laws), (ii) insurance covering real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, (iii) business interruption insurance and (iv) product-related or clinical trial-related insurance. There are no material claims by the Company or any of its Subsidiaries under any policy or instrument described in this paragraph as to which any insurance company is denying liability or defending under a reservation of rights clause. All of the insurance policies described in this paragraph are in full force and effect. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ff)                              Intellectual Property.

(i)                                     The Company owns, licenses or possess the right to use sufficient trademarks, trade names, patents, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) as are reasonably necessary or material to conduct its business as now conducted and contemplated to be conducted, each as described in the Registration Statement, any Preliminary Prospectus and the Prospectus.  To the Company’s knowledge, all Intellectual Property Rights are valid and enforceable.

(ii)                                  Except as set forth in the Registration Statement, any Preliminary Prospectus and the Prospectus: (A) there is no actual, pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the rights of the Company and its Subsidiaries in or to any Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (B) there is no actual, pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property Rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) there is no actual, pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property Rights owned by the Company or its Subsidiaries and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) to the Company’s knowledge, the operation of Company’s business as now conducted and in connection with the development and commercialization of its technology described in the Registration Statement, any Preliminary Prospectus and the Prospectus does not infringe any claim of any patent or published patent application, nor would such infringement, misappropriation or violation arise upon the commercialization of any product or service described in the Registration Statement, any Preliminary Prospectus and the Prospectus as under development; (E) to the Company’s knowledge, there is no “prior art” of which the Company is aware that may render any patent owned or licensed by the Company invalid or any patent application owned or licensed by the Company or its Subsidiaries unpatentable which has not been disclosed to the applicable government patent office; and (F) the patents, trademarks, and copyrights maintained by the Company or its Subsidiaries are in full force and in effect, and none of such patents, trademarks and copyrights have been adjudged invalid or unenforceable in whole or in part. Neither the Company nor its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other Person that are required to be set forth in the Registration Statement, any Preliminary Prospectus and Prospectus and are not described therein in all material respects.

(iii)                               The Company has duly and properly filed or caused to be filed with the U. S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company or its Subsidiaries (the “Company Patent Applications”). The product candidates described in the Registration Statement, any Preliminary Prospectus and the Prospectus as under development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company. The Company has complied in all material respects with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company Patent Applications disclose patentable subject matters, and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable. No third party possesses rights to the Company’s Intellectual Property Rights that, if exercised, could enable such party to develop products competitive to those the Company intends to develop as described in the Prospectus.

(iv)                              Other than as disclosed in the Registration Statement, any Preliminary Prospectus and Prospectus, to the knowledge of the Company, there are no rulemaking or similar proceedings before the U.S. Food and Drug Administration (“FDA”) or PTO which affect or involve the Company or any of the processes or technologies that the Company has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company, would result in a Material Adverse Change.

(v)                                 The Company has obtained legally binding written agreements from all officers, employees and third parties with whom the Company has shared confidential proprietary information: (A) of the Company, or (B) received from others which the Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. The Company has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business as currently conducted. All founders and current key employees have signed confidentiality and invention assignment agreements with the Company.

(vi)                              The Company possesses valid and current licenses, registrations, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities as necessary to conduct its respective businesses (collectively, the “Licensing Requirements”), except where the failure of a Licensing Requirement would not have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization, which could result in a Material Adverse Effect. No action, suit or proceeding, other than routine audits, by or before any court or Governmental Authority or any arbitrator involving the Company with respect to the removal, revocation, suspension or other termination of the authority to operate under the Licensing Requirements is pending or, to the Company’s knowledge, threatened. The Company does not believe that any pending audit is reasonably likely to result in the removal, revocation, suspension or other termination of the Company’s authority to operate under the Licensing Requirements.

(vii)                           The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.

(viii)                        To the Company’s knowledge, the Company has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No claims have been asserted or threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business, except such claims as would not reasonably be likely to result in a Material Adverse Effect. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

(gg)                            Except as described in any Preliminary Prospectus, the Prospectus and the Registration Statement, the Company: (i) is and at all times has been in full compliance with all statutes, rules, regulations or guidance applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured, distributed or sold by the Company or any component thereof (such statutes, rules, regulations or guidance, collectively, “Applicable Laws”); (ii) is, and to the Company’s knowledge, the Company’s manufacturing facilities and operations of its suppliers are in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA or any other applicable federal, state or foreign governmental authority agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, (iii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iv) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (v) has not received notice of any claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action; (vi) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (vii) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except, in the case of each of clauses (i), (ii), (iii), (iv) and (vii), for any default, violation or event that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(hh)                          The studies, tests and trials conducted or sponsored by or on behalf of the Company that are described or referred to in any Preliminary Prospectus, the Prospectus and the Registration Statement (the “Studies”) were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations; the descriptions of the results of such Studies contained in any Preliminary Prospectus, the Prospectus and the Registration Statement are accurate and complete in all material respects and fairly present the data derived from such Studies. The Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the Studies when viewed in the context in which such results are described.  Except as disclosed in the Registration Statement, the Company has not received any notices or correspondence with the FDA or any foreign, state or local governmental body exercising comparable authority suggesting or requiring a clinical hold, termination, suspension or material modification of the Studies, and to the Company’s knowledge there are no reasonable grounds for the same.  The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in Studies. In using or disclosing patient information received by the Company in connection with the Studies, the Company has complied in all material respects with all applicable laws and regulatory rules, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder. To the Company’s knowledge, none of the Studies involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct or debarred or excluded from participation in any governmental health care payment program.

(ii)                                  Neither the Company nor, to the Company’s knowledge, any of the Company’s directors, officers or employees has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, (iii) the Foreign Corrupt Practices Act, or (iv) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(jj)                                Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Units, Rights Shares and Rights Warrants pursuant to the Registration Statement.

(kk)                          Transactions Affecting Disclosure to FINRA.

(i)                                     Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or other compensation by the Company with respect to the issuance or exercise of the Rights or the offer and sale of the Units, Rights Shares and Rights Warrants or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, the Company’s officers, directors and employees or Affiliates that may affect the Dealer-Manager’s compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(ii)                                  Except as previously disclosed by the Company to the Dealer-Manager in writing, no officer, director, or beneficial owner of 5% or more of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) or any other Affiliate is a member or a Person associated, or affiliated with a member of FINRA.

(iii)                               No proceeds from the exercise of the Rights will be paid to any FINRA member, or any Persons associated or affiliated with a member of FINRA, except as specifically contemplated herein.

(iv)                              Except as previously disclosed by the Company to the Dealer-Manager, no Person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

(ll)                                  There are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or the Dealer-Manager for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement. Other than the Dealer-Manager, the Company has not employed any brokers, dealers or underwriters in connection with solicitation of exercise of Rights in the Rights Offering, and except provided for in Sections 6 and 7 hereof, no other commissions, fees or discounts will be paid by the Company or otherwise in connection with the Rights Offering.

(mm)                  The Company and its Subsidiaries have at all times operated their businesses in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply therewith. The Company has not received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that will result in a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a Governmental Authority pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

(nn)                          Except as set forth in the Registration Statement, any Preliminary Prospectus or the Prospectus, the Company is not a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company and covers any employee or former employee of the Company or any ERISA Affiliate (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” For purposes of this paragraph, “ERISA Affiliate” of any Person means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or is an “affiliate,” whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of the Person.

(oo)                          Each employment, severance or other similar arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits to which the Company or any Subsidiary is a party and which : (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of their respective ERISA Affiliates, and (iii) covers any employee or former employee of the Company or any of their respective ERISA Affiliates (such contracts, plans and arrangements being referred to collectively in this Agreement as the “Benefit Arrangements”) is fully and accurately disclosed in the Registration Statement to the extent it is material and required to be disclosed by the Securities Act and the Rules and Regulations and has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement.

(pp)                          Except as set forth in the Registration Statement, any Preliminary Prospectus or the Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of their respective ERISA Affiliates other than medical benefits required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). With respect to any of the Company’s Employee Plans which are “group health plans” under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed there under such that the Company or their respective ERISA Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

(qq)                          The execution of this Agreement and consummation of the Rights Offering does not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company.

(rr)                                No “prohibited transaction” (as defined in either Section 406 of the ERISA or Section 4975 of Code), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company would have any liability; each employee benefit plan of the Company is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each employee benefit plan of the Company that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(ss)                              Neither the Company nor, to the Company’s knowledge, any of the Company’s officers, directors, employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law; or (ii) made any payment to any federal or state governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States of any jurisdiction thereof.

(tt)                                The Company has not and will not, directly or indirectly through any officer, director or Affiliate of the Company or through any other Person: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights Shares; (ii) since the filing of the Registration Statement sold, bid for or purchased, or paid any Person (other than the Dealer-Manager) any compensation for soliciting exercises or purchases of, the Rights or the Rights Shares; and (iii) until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Rights Shares, sell, bid for or purchase, apply or agree to pay to any Person (other than the Dealer-Manager) any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement). The foregoing shall not apply to the offer, sale, agreement to sell or delivery with respect to: (i) the Units, Rights Shares and Rights Warrants offered and sold upon exercise of the Rights, as described in the Prospectus; or (ii) any shares of Common Stock sold pursuant to the Company’s employee benefit plans.

(uu)                          As used in this Agreement, references to matters being “material” with respect to the Company or any matter relating to the Company shall mean a material item, event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects (as such prospects are disclosed or described in any Preliminary Prospectus or the Prospectus), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

(vv)                          As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers of the Company who are named in the Prospectus, with the assumption that such officers shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of the Company).

(ww)                      Any certificate signed by or on behalf of the Company and delivered to the Dealer-Manager or to Lowenstein Sandler LLP, counsel for the Dealer-Manager, shall be deemed to be a representation and warranty by the Company to the Dealer-Manager as to the matters covered thereby.

6.                                      Compensation of the Dealer-Manager. In consideration of the services rendered and to be rendered by the Dealer-Manager to the Company in connection with the Rights Offering, the Company agrees to pay the Dealer-Manager the following:

(a)                                 a cash fee equal to 4.5% of the dollar amount of the Units sold by the Company to any holders of Rights who were beneficial owners of shares of Common Stock prior to July 30, 2013, pursuant to the exercise of the Rights;

(b)                                 a cash fee equal to 8.0% of the dollar amount of the Units sold by the Company to holders of Rights other than those identified in paragraph (a) above pursuant to the exercise of the Rights; and

(c)                                  upon completion of the Rights Offering, a non-accountable expense allowance equal to the lesser of (i) $100,000 or (ii) 3% of the gross proceeds to the Company in the Rights Offering.

In addition to the foregoing amounts, at the Closing, the Dealer-Manager shall reimburse to the Company the $30,000 advance that was previously paid to the Dealer-Manager, pursuant to the Engagement Letter, as an advance against out-of-pocket accountable expenses anticipated to be incurred in connection with the Rights Offering. If the Rights Offering is not completed, the portion of such $30,000 advance that is not used for such actual out-of-pocket-expenses shall be promptly reimbursed to the Company pursuant to the Engagement Letter.

7.                                      Expenses. The Company shall pay or cause to be paid:

(a)                                 all of its expenses (including any taxes) incurred in connection with the Rights Offering and the preparation, issuance, execution, authentication and delivery of the Rights and the Units, Rights Shares and Rights Warrants;

(b)                                 all fees, expenses and disbursements of the Company’s accountants, legal counsel and other third party advisors;

(c)                                  all fees and expenses of the Subscription Agent;

(d)                                 all fees, expenses and disbursements (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, the other Offer Documents and any amendments or supplements of the foregoing;

(e)                                  all fees, expenses and disbursements relating to the registration or qualification of the Rights and the Rights Shares under the “blue sky” securities laws of any states or other jurisdictions and all fees and expenses associated with the preparation of the preliminary and final forms of Blue Sky Memoranda;

(f)                                   all filing fees of the Commission;

(g)                                  all filing fees relating to the review of the Rights Offering by FINRA;

(h)                                 any applicable listing or other fees;

(i)                                     the cost of printing any certificates representing the Rights and the Rights Shares and Rights Warrants;

(j)                                    any advertising charges pertaining to the Rights Offering agreed by the Company;

(k)                                 the cost and charges of the Company’s transfer agent(s) or registrar(s); and

(l)                                     all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section.

The Company shall perform its obligations set forth in this Section 7 whether or not the Rights Offering commences or any Rights are exercised pursuant to the Rights Offering.

8.                                      Shareholder Lists; Subscription Agent.

(a)                                 The Company will cause the Dealer-Manager to be provided with any cards or lists showing the names and addresses of, and the number of shares of Common Stock held by, the holders of shares of Common Stock as of a recent date and will use its best efforts to cause the Dealer-Manager to be advised from time to time during the period, as the Dealer-Manager shall request, of the Rights Offering as to any transfers of record of shares of Common Stock.

(b)                                 The Company will arrange for the Subscription Agent to advise the Dealer-Manager daily as to such matters as they may reasonably request, including the number of Rights which have been exercised pursuant to the Rights Offering.

9.                                      Covenants. The Company covenants and agrees with the Dealer-Manager:

(a)                                 To use its best efforts to cause the Registration Statement and any amendments thereto to become effective, provided that the Company shall have the right to discontinue the Rights Offering and withdraw the Registration Statement if the Company’s Board of Directors determines in good faith that the Rights Offering is no longer in the best interests of the Company and its stockholders; to advise the Dealer-Manager, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Dealer-Manager with copies thereof; to prepare a Prospectus in a form approved by the Dealer-Manager (such approval not to be unreasonably withheld or delayed) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time prescribed by such rule; to advise the Dealer-Manager, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Rights for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b)                                 To deliver promptly to the Dealer-Manager in New York City such number of the following documents as the Dealer-Manager shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, any other Offer Documents filed as exhibits, the computation of the ratio of earnings to fixed charges and the computation of per share earnings); (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time during which the Prospectus relating to the Units, Rights or the Rights Shares or Rights Warrants is required to be delivered under the Securities Act and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Dealer-Manager and, upon its request, to file such document and to prepare and furnish without charge to the Dealer-Manager as many copies as the Dealer-Manager may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(c)                                  To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Dealer-Manager, be necessary or advisable in connection with the distribution of the Rights or the offer and sale of the Units, Rights Shares and Rights Warrants or be requested by the Commission;

(d)                                 Prior to filing with the Commission any: (i) Preliminary Prospectus, (ii) amendment to the Registration Statement, any document incorporated by reference in the Prospectus or (iii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Dealer-Manager and counsel for the Dealer-Manager and obtain the consent of the Dealer-Manager to the filing (which consent shall not be unreasonably withheld);

(e)                                  For the period following the Effective Date until the completion of the Rights Offering, to furnish to the Dealer-Manager copies of all materials not available via EDGAR furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which any of the Company’s securities may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(f)                                   To qualify or register the Rights and the Units, Rights Shares and Rights Warrants for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Dealer-Manager, to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Rights and the Units, Rights Shares and Rights Warrants; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Dealer-Manager promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Rights and the Units, Rights Shares and Rights Warrants for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)                                  To apply the net proceeds from the exercise of the Rights in the manner described under the caption “Use of Proceeds” in the Prospectus.

(h)                                 Prior to the Effective Date, to apply for the listing of the Rights Shares and Rights Warrants on NASDAQ and to use its best efforts to complete that listing, subject only to official notice of issuance (if applicable), and, with respect to the Rights Warrants, confirmation that a sufficient number of Rights have been exercised to cause a sufficient number of Rights Warrants to be issued to the number of holders necessary to meet the listing standards of NASDAQ Rule 5515, as applicable, prior to the expiration of the Rights Offering; provided that the Pre-Funded Warrants will not be listed for trading on NASDAQ.

(i)                                     To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

(j)                                    To advise the Dealer-Manager, directly or through the Subscription Agent, from time to time, as the Dealer-Manager shall request, of the number of Units, Rights Shares and Rights Warrants subscribed for, and arrange for the Subscription Agent to furnish the Dealer-Manager with copies of written reports it furnishes to the Company concerning the Rights Offering;

(k)                                 To commence mailing the Offer Documents to record holders of the Common Stock not later than the second business day following the record date for the Rights Offering, and complete such mailing as soon as practicable;

(l)                                     To reserve and keep available for issue upon the exercise of the Rights such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all Rights and all Rights Warrants issued upon such exercise in full, except as otherwise contemplated by the Prospectus; and

(m)                             To not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Units, Rights Shares (including, for the avoidance of doubt, any Pre-Funded Warrants and the shares of Common Stock underlying such Pre-Funded Warrants) or Rights Warrants.

(n)                                 From the date hereof until 90 days after the date of the Closing, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined below) without the written consent of Maxim.  Notwithstanding the foregoing, this Section 9(n) shall not apply in respect of any issuance of (A) Common Stock under the Company’s At-The Market Offering Program for the issuance and sale of the Company’s Common Stock having an aggregate offering price of up to $16,500,000 (the “ATM Program”) pursuant to that certain Purchase Agreement, dated as of October 8, 2015, by and between the Company and Lincoln Park Capital Fund, LLC; (B) equity awards, and Common Stock issuable upon exercise or vesting of equity awards, to directors, officers, employees, consultants or new hires of the Company; (C) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents; (D) the Rights Shares (including, for the avoidance of doubt, any Pre-Funded Warrants and the shares of Common Stock underlying such Pre-Funded Warrants); (E) the Rights Warrants; (F) the shares of Common Stock underlying the Rights Warrants; (G) Common Stock or Common Stock Equivalents to any distributor, supplier, manufacturer, licensor or licensee of the Company’s products or services; and (H) Common Stock or Common Stock Equivalents in connection with any acquisitions, partnerships or strategic transactions, which in the case of each clause of this subsection (H) are approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. As used herein, “Common Stock Equivalents” shall mean any security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Common Stock, or any warrant or other right to purchase Common Stock or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Common Stock.

10.                               Conditions of Dealer-Manager’s Obligations. The obligations of the Dealer-Manager hereunder are subject to (and the occurrence of any Closing shall be conditioned upon) the accuracy, as of the date hereof and at all times during the Rights Offering, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder (in each case in the reasonable opinion of the Dealer-Manager) and to the following additional conditions:

(a)                                 (i) The Registration Statement shall have become effective and the Prospectus shall have been timely filed with the Commission in accordance with the Rules and Regulations; (ii) all post-effective amendments to the Registration Statement shall have become effective; and (iii) no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceedings for the issuance of any such order shall have been initiated or threatened, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Dealer-Manager and complied with to the Dealer-Manager’s reasonable satisfaction.

(b)                                 The Dealer-Manager shall not have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in the Dealer-Manager’s opinion, or in the opinion of counsel to the Dealer-Manager, is material, or omits to state a fact which, in the Dealer-Manager’s opinion, or in the opinion of counsel to the Dealer-Manager, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)                                  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Rights, the Units, the Rights Shares (including, for the avoidance of doubt, any Pre-Funded Warrants and the shares of Common Stock underlying such Pre-Funded Warrants), the Rights Warrants, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Dealer-Manager, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Concurrently with the execution of this Agreement, there shall have been furnished to the Dealer-Manager the signed opinion (addressed to the Dealer-Manager) of Pepper Hamilton LLP counsel for the Company, dated the date hereof and in form and substance satisfactory to counsel for the Dealer-Manager.

(e)                                  Concurrently with the execution of this Agreement, there shall have been furnished to the Dealer-Manager the signed opinion (addressed to the Dealer-Manager) of Khalilian Sira, LLC, intellectual property counsel for the Company, dated the date hereof and in form and substance satisfactory to counsel for the Dealer-Manager.

(f)                                   Concurrently with the execution of this Agreement, the Company shall have furnished to the Dealer-Manager a letter of EY, addressed to the Dealer-Manager and dated the date hereof: (i) confirming that they are independent registered public accountants of the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under the PCAOB and applicable rules of the Commission, and (ii) stating, as of the date of the letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the letter), the conclusions and findings of such firm with respect to the financial information and other matters specified by the Dealer-Manager.

(g)                                  The Company shall have furnished to the Dealer-Manager a certificate, dated the date hereof and of such Closing, of its principal executive officer and its principal financial officer stating that:

(i)                                     To the best of their knowledge after reasonable investigation, the representations, warranties, covenants and agreements of the Company in Section 5 hereof are true and correct in all material respects;

(ii)                                  The conditions set forth in this Section 10 have been fulfilled;

(iii)                               Neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding;

(iv)                              Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change; and

(v)                                 They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) the Registration Statement and the Prospectus, as of the Effective Date, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and has not been.

(h)                                 The Company shall have furnished to the Dealer-Manager and its counsel such additional documents, certificates and evidence as the Dealer-Manager or its counsel may have reasonably requested.

(i)                                     The Company and its Subsidiaries shall not have sustained since the date of the latest audited financial statements included in the Prospectus any Material Adverse Change, the effect of which is, in the judgment of the Dealer-Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the Rights Offering.

(j)                                    NASDAQ shall have approved the Rights Shares and Rights Warrants for listing, subject only to official notice of issuance and, with respect to the Rights Warrants, confirmation that a sufficient number of Rights have been exercised to cause a sufficient number of Rights Warrants to be issued to the number of holders necessary to meet the listing standards of NASDAQ Rule 5515, as applicable; provided that the Pre-Funded Warrants will not be listed for trading on NASDAQ.

(k)                                 All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Dealer-Manager. If any of the conditions specified in this Section 10 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Dealer-Manager hereunder may be canceled at, or at any time during the Rights Offering, by the Dealer-Manager. Any such cancellation shall be without liability of the Dealer-Manager to the Company. Notice of such cancellation shall be given to the Company in writing, or by telephone and confirmed in writing.

11.                               Indemnification and Contribution.

(a)                                 The Company agrees to hold harmless and indemnify each of Maxim and its affiliates and any officer, director, employee or agent of Maxim or any such affiliates and any Person controlling (within the meaning of Section 20(a) of the Exchange Act) Maxim or any of such affiliates from and against any and all (A) losses, claims, damages and liabilities whatsoever, under the Securities Act or otherwise (as incurred or suffered), arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Offer Documents or any amendment or supplement thereto, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering, or in any blue sky application or other document prepared or executed by the Company (or based on any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Rights or the Rights Shares or Rights Warrants under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with the Dealer-Manager Information); (ii) except in accordance with Section 12(c) hereof, any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Rights Offering, (iii) actions taken or omitted to be taken by an indemnified party with the consent of the Company or in conformity with actions taken by the Company; (iv) any failure by the Company to comply with any agreement or covenant contained in this Agreement; or (v) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with, the Rights Offering, any of the other transactions contemplated thereby or the performance of Maxim’s services to the Company with respect to the Rights Offering, and (B) all reasonable expenses (including, but not limited to, any and all reasonable legal expenses) incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefore from Maxim. However, the Company will not be obligated to indemnify an indemnified party for any loss, claim, damage, liability or expense pursuant to the preceding sentence which has been determined in a final judgement by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence on the part of any indemnified party.

(b)                                 The Dealer-Manager shall indemnify and hold harmless the Company, its officers, directors and employees, each of its directors and each Person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Offer Documents, or in any such amendment or supplement, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering or (B) in any Blue Sky Application; or (ii) the omission or alleged omission to state in any Offer Documents, or in any such amendment or supplement, in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case solely and exclusively to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Dealer-Manager Information, and shall reimburse the Company and any such director, officer or controlling Person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)                                  If any lawsuit, claim or proceeding is brought against any indemnified party in respect of which indemnification may be sought against the indemnifying party pursuant to this Section 11, such indemnified party shall promptly notify the indemnifying party of the commencement of such lawsuit, claim or proceeding; provided, however, that the failure so to notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability which it may have under this Section 11 except to the extent that it has been prejudiced in any material respect by such failure and in any event shall not relieve the indemnifying party from any other obligation or liability which it may have to such indemnified party otherwise than under this Section 11. In case any such lawsuit, claim or proceeding shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement of such lawsuit, claim or proceeding, the indemnifying party shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the indemnifying party to such indemnified party, to assume the defense of such lawsuit, claim or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the indemnified party in the exercise of its reasonable judgment. Notwithstanding the election of the indemnifying party to assume the defense of such lawsuit, claim or proceeding, such indemnified party shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such reasonable fees, costs and expenses promptly after receipt of any invoice therefor) if: (i) the use of counsel chosen by the indemnifying party to represent such indemnified party would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an indemnified party and the indemnifying party, and such indemnified party shall have reasonably concluded that there may be legal defenses available to it or to other indemnified parties which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party); (iii) the indemnifying party shall not have employed counsel satisfactory to such indemnified party, in the exercise of such indemnified party’s reasonable judgment, to represent such indemnified party within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the indemnifying party shall authorize such indemnified party to employ separate counsel at the expense of the indemnifying party. The foregoing indemnification commitments shall apply whether or not the indemnified party is a formal party to any such lawsuit, claim or proceeding. The indemnifying party shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent (which consent will not be unreasonably withheld), but if settled with such consent, the indemnifying party agrees, subject to the provisions of this Section 11, to indemnify the indemnified party from and against any loss, damage or liability by reason of such settlement. The Company agrees to notify Maxim promptly, or cause Maxim to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company, any of its officers or directors or any Person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating the Rights Offering. The Company further agrees that any settlement of a lawsuit, claim or proceeding against it arising out of Rights Offering shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of Maxim, its affiliates, and any officer, director, employee or agent of Maxim, and any Person controlling (within the meaning of Section 20(a) of the Exchange Act) Maxim.

(d)                                 The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending any such action or claim.

(e)                                  The foregoing rights to indemnification and contribution shall be in addition to any other rights which any indemnified parties may have under common law or otherwise but shall supersede, amend and restate, retroactively, the rights to indemnification, reimbursement and contribution provided for under the Engagement Letter.

(f)                                   In order to provide for contribution in circumstances in which the indemnification provided for in this Section 11 for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and Maxim, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than Maxim, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and Maxim may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Maxim, on the other hand, from the Rights Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and Maxim, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Maxim, on the other hand, shall be deemed to be in the same proportion as: (x) the total proceeds from the Rights Offering (net of the fees of the Dealer-Manager set forth in Section 6 hereof, but before deducting expenses) received by the Company bears to (y) the fees of the Dealer-Manager set forth in Section 6 hereof actually received by the Dealer-Manager. The relative fault of each of the Company, on the one hand, and Maxim, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Maxim (which consists solely and exclusively of the Dealer-Manager Information) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Dealer-Manager agree that it would not be just and equitable if contribution pursuant to this Section 11(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 11: (i) the Dealer-Manager shall not be required to contribute any amount in excess of the fees actually received by the Dealer-Manager from the Company in connection with the Rights Offering and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each Person controlling the Dealer-Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Dealer-Manager, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 11(f) or otherwise.

12.                               Effective Date of Agreement; Termination.

(a)                                 This Agreement shall become effective upon the later of the time on which the Dealer-Manager shall have received notification of the effectiveness of the Registration Statement and the time which this Agreement shall have been executed by all of the parties hereto.

(b)                                 At any time during the Rights Offering, this Agreement may be terminated by the Dealer-Manager by giving notice as hereinafter provided to the Company if:

(i)                                     the Company shall have failed, refused or been unable, at any applicable time during the Rights Offering, to perform any material agreement on its part to be performed hereunder,

(ii)                                  any other material condition of the Dealer-Manager’s obligations as set forth in Section 10 or elsewhere hereunder is not fulfilled,

(iii)                               trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or the NYSE Alternext U.S. or in the OTCBB, or trading in any securities of the Company on any exchange or in the over- the-counter market, shall have been suspended or minimum prices shall have been established on any such exchanges or such market by the Commission, by such exchange or by any other regulatory body or Governmental Authority,

(iv)                              a banking moratorium shall have been declared by Federal or state authorities,

(v)                                 there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or there shall have been any other calamity or crisis or any change in political, financial or economic conditions of the United States, or

(vi)                              there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Dealer-Manager, inadvisable or impracticable to solicit exercises of the Rights or perform any other of its obligations hereunder.

(c)                                  At any time during the Rights Offering, this Agreement may be terminated by the Company by giving notice as hereinafter provided to the Dealer-Manager if the Company’s Board of Directors determines in good faith that the Rights Offering is no longer in the best interests of the Company and its stockholders.

(d)                                 Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company or the Dealer-Manager, except as otherwise provided in Section 11 hereof. Any notice referred to above may be given at the address specified in Section 14 hereof in writing or by facsimile or telephone, and if by telephone, shall be immediately confirmed in writing.

13.                               Survival of Certain Provisions. The agreements contained in Section 11 hereof and the representations, warranties and agreements of the Company contained in Sections 5, 6 and 7 hereof shall survive the consummation of or failure to commence the Rights Offering and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party; provided however than in the event of any failure to commence or consummate the Rights Offering, the agreements contained in Section 6 shall terminate and be of no further force or effect.

14.                               Notices. All notices or other communications hereunder shall be in writing, and (a) if sent to the Dealer-Manager, shall be mailed, delivered, or faxed and confirmed in writing, to Maxim Group LLC, 405 Lexington, New York, New York 10174, Fax Number: (212) 895-3783, Attention: Clifford A. Teller, Executive Managing Director — Investment Banking, in each case, with a copy to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York, 10020 Fax Number: (973) 597-2477, Attention: Steven M. Skolnick, Esq.; and (b) if sent to the Company shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the address set forth in the Registration Statement, with a copy to Pepper Hamilton LLP, 301 Carnegie Center, Suite 400, Princeton NJ 08543-5276, Fax Number: (609) 452-1147, Attention: Donald R. Readlinger, Esq. Any such notices and other communications shall take effect at the time of receipt thereof.

15.                               Parties. This Agreement shall inure to the benefit of and be binding upon the Dealer-Manager, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those Persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Person or Persons, if any, who control the Dealer-Manager within the meaning of Section 15 of the Act. Nothing in this Agreement shall be construed to give any Person, other than the Persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.                               Amendment. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

17.                               Governing Law; Venue. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Dealer-Manager and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York; (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Dealer-Manager and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Dealer-Manager mailed by certified mail to the Dealer-Manager’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Dealer-Manager, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, ANY PRELIMINARY PROSPECTUS AND THE PROSPECTUS.

18.                               Entire Agreement. This Agreement, together with the exhibit attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

19.                               Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

20.                               Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

[Signature Page Follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

ONCONOVA THERAPEUTICS, INC.

		By:	/s/ Ramesh Kumar, Ph.D.
		Name:	Ramesh Kumar, Ph.D.
		Title:	President and CEO

Accepted by the Dealer-Manager
as of the date first written above:

MAXIM GROUP LLC

By:	/s/ Clifford Teller
Name:	Clifford Teller
Title:	Executive Managing Director,
Head of Investment Banking

[Dealer-Manager Agreement]